Exhibit 99.1

Tenet Reports Strong Third Quarter 2024 Results;
Raises 2024 Financial Outlook
•Net income available to common shareholders in third quarter 2024 was $472 million, or $4.89 per diluted share, including an after-tax gain of $209 million, or $2.16 per diluted share, primarily associated with previously announced hospital divestitures

•Adjusted diluted earnings per share1 was $2.93 in third quarter 2024

•Consolidated Adjusted EBITDA1 in third quarter 2024 of $978 million increased 14.5% over third quarter 2023

•Third quarter 2024 Ambulatory Care Adjusted EBITDA of $439 million increased 18.6% over third quarter 2023

•FY 2024 Adjusted EBITDA Outlook now expected to be in the range of $3.9 billion to $4.0 billion, a $50 million increase

DALLAS — October 29, 2024 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended September 30, 2024.

"Our businesses continue to produce strong results and generate robust free cash flow with same store revenue growth and profitability well above our expectations due to the focused execution of our strategy and disciplined operations," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We have furthered our portfolio transformation and are well-positioned to deliver enhanced value to our patients, physician partners, and shareholders."

Tenet’s results for third quarter 2024 versus third quarter 2023 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share results)	2024	2023	2024	2023
Net operating revenues	$5,122	$5,066	$15,593	$15,169
Net income available to Tenet common shareholders	$472	$101	$2,882	$367
Net income available to Tenet common shareholders per diluted share	$4.89	$0.94	$29.27	$3.41
Adjusted EBITDA[1]	$978	$854	$2,947	$2,529
Adjusted diluted earnings per share[1]	$2.93	$1.44	$8.47	$4.30

•Net income available to the Company’s common shareholders in the third quarter 2024 was $472 million, or $4.89 per diluted share, versus $101 million, or $0.94 per diluted share, in third quarter 2023. Third quarter 2024 results included a pre-tax gain of $348 million ($209 million after-tax or $2.16 per diluted share) primarily associated with the sale of the Company's 70% majority ownership interest in Brookwood Baptist Health in Alabama.

•Adjusted EBITDA1 in third quarter 2024 was $978 million compared to $854 million in third quarter 2023, reflecting strong same-hospital admissions growth, strong ambulatory net revenue per case growth, favorable payer mix, and increased Medicaid supplemental revenues in Michigan, partially offset by higher medical fees as well as the impact of hospital divestitures.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the nine months ended September 30, 2024 were $2.378 billion versus $1.550 billion for the nine months ended September 30, 2023.

•The Company produced free cash flow1 of $1.777 billion for the nine months ended September 30, 2024 versus $1.007 billion for the nine months ended September 30, 2023.

•In the three months ended September 30, 2024, the Company repurchased 795,112 shares of common stock for $124 million. In the nine months ended September 30, 2024, the Company repurchased 5,596,573 shares of common stock for $672 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.22x at September 30, 2024 compared to 2.61x at June 30, 2024 and 3.89x at December 31, 2023.

Recent Transaction

•On October 1, 2024, the Company announced the completion of the sale of its 70% majority ownership interest in Brookwood Baptist Health in Birmingham, Alabama to Orlando Health in the third quarter of 2024. The completed transaction included five hospitals and other related operations. Our outlook for full year 2024 net cash provided by operating activities and free cash flow1 now reflects the anticipated payment of approximately $175 million of income taxes, primarily in connection with the net gain on the sale of these facilities.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of September 30, 2024, USPI had interests in 520 ambulatory surgery centers (376 consolidated) and 24 surgical hospitals (seven consolidated) in 37 states.

	Three Months Ended September 30,		Nine Months Ended September 30,
Ambulatory segment results ($ in millions)	2024	2023	2024	2023
Revenues
Net operating revenues	$1,139	$941	$3,275	$2,788
Same-facility system-wide net patient service revenues[2]	$1,895	$1,744	$5,516	$5,133
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	1.0%	4.1%	0.4%	6.2%
Same-facility system-wide surgical cases on same-business day basis[2]	(0.6)%	5.8%	(0.1)%	6.8%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$439	$370	$1,280	$1,080
Adjusted EBITDA margin	38.5%	39.3%	39.1%	38.7%
Adjusted EBITDA less NCI	$265	$233	$779	$678

•Third quarter 2024 net operating revenues increased 21.0% compared to third quarter 2023 driven by strong net revenue per case growth, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 8.7% in third quarter 2024 compared to third quarter 2023, with cases up 1.0% and net revenue per case up 7.6%. Net revenue per case growth was driven by higher acuity associated with favorable case mix as well as favorable payer mix.

•Third quarter 2024 Adjusted EBITDA increased 18.6% compared to third quarter 2023, due to strong net revenue per case growth, disciplined expense management, and contributions from acquisitions and de novo facilities.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended September 30,		Nine Months Ended September 30,
Hospital segment results ($ in millions)	2024	2023	2024	2023
Revenues
Net operating revenues	$3,983	$4,125	$12,318	$12,381
Same-hospital net patient service revenues[3]	$3,383	$3,190	$10,298	$9,507
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	5.2%	0.6%	4.9%	2.6%
Adjusted admissions[4]	2.7%	0.4%	2.3%	3.3%
Outpatient visits (including outpatient ER visits)	0.5%	(2.0)%	0.1%	(1.0)%
Emergency Room visits (inpatient and outpatient)	(0.2)%	(0.9)%	1.8%	1.3%
Hospital surgeries	0.6%	(0.7)%	—%	0.5%
Adjusted EBITDA
Adjusted EBITDA	$539	$484	$1,667	$1,449
Adjusted EBITDA margin	13.5%	11.7%	13.5%	11.7%

•Third quarter 2024 net operating revenues declined 3.4% from third quarter 2023 primarily due to the impact of hospital divestitures in first quarter 2024, partially offset by strong same hospital admissions growth, favorable payer mix, and improved pricing yield.

•Same-hospital net patient service revenue per adjusted admission increased 3.3% year-over-year for third quarter 2024 primarily due to improved pricing yield, favorable payer mix, and our focus on growing higher acuity services.

•Adjusted EBITDA in third quarter 2024 was $539 million compared to $484 million in third quarter 2023, reflecting strong same-hospital admissions growth and revenue per adjusted admission, favorable payer mix, and increased supplemental revenues in Michigan, partially offset by higher medical fees as well as the impact of hospital divestitures.

2024 Outlook1

Tenet’s Outlook for full year 2024 (consolidated and by segment) and fourth quarter 2024 follows. This outlook reflects the sale of three Coastal South Carolina hospitals on January 31, 2024, the sale of six California hospitals on March 31, 2024, and the sale of five Alabama hospitals on September 30, 2024.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2024 Outlook	Fourth Quarter 2024 Outlook
Net operating revenues	$20,600 to $20,800	$5,007 to $5,207
Net income available to Tenet common stockholders	$3,093 to $3,193	$211 to $311
Adjusted EBITDA	$3,900 to $4,000	$953 to $1,053
Adjusted EBITDA margin	18.9% to 19.2%	19.0% to 20.2%
Diluted income per common share	$31.56 to $32.58	$2.20 to $3.24
Adjusted net income	$1,090 to $1,150	$258 to $318
Adjusted diluted earnings per share	$11.12 to $11.73	$2.69 to $3.31
Equity in earnings of unconsolidated affiliates	$260 to $270	$78 to $88
Depreciation and amortization	$820 to $840	$195 to $215
Interest expense	$820 to $830	$197 to $207
Income tax expense[5]	$1,185 to $1,215	$84 to $114
Net income available to NCI	$835 to $855	$225 to $245
Weighted average diluted common shares	~98 million	~96 million
NCI cash distributions	$725 to $775
Net cash provided by operating activities[6]	$1,775 to $2,125
Adjusted net cash provided by operating activities[6]	$1,950 to $2,250
Capital expenditures	$800 to $900
Free cash flow[6]	$975 to $1,225
Adjusted free cash flow[6]	$1,150 to $1,350

Ambulatory Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$4,375 to $4,425
Adjusted EBITDA	$1,760 to $1,800
NCI	$690 to $710
Adjusted EBITDA less NCI	$1,070 to $1,090
Changes versus prior year[7]:
Surgical cases volumes	Up 0.0% to 1.0%
Net revenues per surgical case	Up 6.0% to 7.0%

Hospital Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$16,225 to $16,375
Adjusted EBITDA	$2,140 to $2,200
NCI	$145 to $145
Changes versus prior year[7]:
Inpatient admissions	Up 4.0% to 5.0%
Adjusted admissions	Up 1.5% to 2.5%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s third quarter 2024 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on October 29, 2024. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on October 29, 2024.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our fourth quarter and full year 2024 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2024, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2023 through September 30, 2024. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.For 2024, Outlook for net cash provided by operating activities, Adjusted net cash provided by operating activities, Free cash flow and Adjusted free cash flow include an estimate of approximately $875 million of net income tax payments associated with the gains on sale of the three hospitals and related operations in South Carolina, the six hospitals and related operations in California, and the five hospitals and related operations in Alabama, approximately $175 million of which have already been paid as of September 30, 2024.
7.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Third Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended September 30,
	2024	%	2023	%	Change
Net operating revenues	$5,122	100.0%	$5,066	100.0%	1.1%
Grant income	4	0.1%	3	0.1%	33.3%
Equity in earnings of unconsolidated affiliates	62	1.2%	51	1.0%	21.6%
Operating expenses:
Salaries, wages and benefits	2,218	43.3%	2,288	45.2%	(3.1)%
Supplies	881	17.2%	877	17.3%	0.5%
Other operating expenses, net	1,111	21.6%	1,101	21.7%	0.9%
Depreciation and amortization	209	4.1%	224	4.5%
Impairment and restructuring charges, and acquisition-related costs	19	0.4%	47	0.9%
Litigation and investigation costs	9	0.2%	14	0.3%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(348)	(6.8)%	1	—%
Operating income	1,089	21.3%	568	11.2%
Interest expense	(202)		(227)
Other non-operating income, net	35		4
Income before income taxes	922		345
Income tax expense	(241)		(79)
Net income	681		266
Less: Net income available to noncontrolling interests	209		165
Net income available to Tenet Healthcare Corporation common shareholders	$472		$101

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$4.93		$0.99
Diluted	$4.89		$0.94

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	95,665		101,544
Diluted	96,652		104,425

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Nine Months Ended September 30,
	2024	%	2023	%	Change
Net operating revenues	$15,593	100.0%	$15,169	100.0%	2.8%
Grant income	9	0.1%	14	0.1%	(35.7)%
Equity in earnings of unconsolidated affiliates	182	1.2%	155	1.0%	17.4%
Operating expenses:
Salaries, wages and benefits	6,707	43.0%	6,831	45.0%	(1.8)%
Supplies	2,717	17.4%	2,659	17.5%	2.2%
Other operating expenses, net	3,413	22.0%	3,319	21.9%	2.8%
Depreciation and amortization	625	4.0%	654	4.3%
Impairment and restructuring charges, and acquisition-related costs	75	0.5%	84	0.6%
Litigation and investigation costs	18	0.1%	28	0.2%
Net gains on sales, consolidation and deconsolidation of facilities	(2,906)	(18.6)%	(12)	(0.1)%
Operating income	5,135	32.9%	1,775	11.7%
Interest expense	(623)		(674)
Other non-operating income, net	89		8
Loss from early extinguishment of debt	(8)		(11)
Income before income taxes	4,593		1,098
Income tax expense	(1,101)		(243)
Net income	3,492		855
Less: Net income available to noncontrolling interests	610		488
Net income available to Tenet Healthcare Corporation common shareholders	$2,882		$367

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$29.56		$3.60
Diluted	$29.27		$3.41

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,505		101,869
Diluted	98,518		105,021

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$4,094	$1,228
Accounts receivable	2,598	2,914
Inventories of supplies, at cost	356	411
Assets held for sale	20	775
Other current assets	1,691	1,839
Total current assets	8,759	7,167
Investments and other assets	3,064	3,157
Deferred income taxes	36	77
Property and equipment, at cost, less accumulated depreciation and amortization	5,552	6,236
Goodwill	10,588	10,307
Other intangible assets, at cost, less accumulated amortization	1,373	1,368
Total assets	$29,372	$28,312

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$95	$120
Accounts payable	1,265	1,408
Accrued compensation and benefits	879	930
Professional and general liability reserves	286	254
Accrued interest payable	248	200
Liabilities held for sale	12	69
Income tax payable	826	23
Other current liabilities	1,927	1,756
Total current liabilities	5,538	4,760
Long-term debt, net of current portion	12,776	14,882
Professional and general liability reserves	855	792
Defined benefit plan obligations	308	335
Deferred income taxes	260	326
Other long-term liabilities	1,560	1,709
Total liabilities	21,297	22,804
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,649	2,391
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,849	4,834
Accumulated other comprehensive loss	(175)	(181)
Retained earnings (accumulated deficit)	2,690	(192)
Common stock in treasury, at cost	(3,538)	(2,861)
Total shareholders’ equity	3,834	1,608
Noncontrolling interests	1,592	1,509
Total equity	5,426	3,117
Total liabilities and equity	$29,372	$28,312

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Nine Months Ended
	September 30,
	2024	2023
Net income	$3,492	$855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	625	654
Deferred income tax expense (benefit)	(29)	75
Stock-based compensation expense	52	48
Impairment and restructuring charges, and acquisition-related costs	75	84
Litigation and investigation costs	18	28
Net gains on sales, consolidation and deconsolidation of facilities	(2,906)	(12)
Loss from early extinguishment of debt	8	11
Equity in earnings of unconsolidated affiliates, net of distributions received	(9)	5
Amortization of debt discount and debt issuance costs	21	25
Net gains from the sale of investments and long-lived assets	(2)	(25)
Other items, net	(3)	(1)
Changes in cash from operating assets and liabilities:
Accounts receivable	183	31
Inventories and other current assets	10	(49)
Income taxes	821	(46)
Accounts payable, accrued expenses and other current liabilities	123	(38)
Other long-term liabilities	18	10
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(119)	(105)
Net cash provided by operating activities	2,378	1,550
Cash flows from investing activities:
Purchases of property and equipment	(601)	(543)
Purchases of businesses or joint venture interests, net of cash acquired	(524)	(110)
Proceeds from sales of facilities and other assets	4,965	38
Proceeds from sales of marketable securities and long-term investments	25	40
Purchases of marketable securities and long-term investments	(46)	(54)
Other items, net	(18)	(7)
Net cash provided by (used in) investing activities	3,801	(636)
Cash flows from financing activities:
Repayments of borrowings	(2,212)	(1,478)
Proceeds from borrowings	16	1,368
Repurchases of common stock	(672)	(90)
Debt issuance costs	—	(16)
Distributions paid to noncontrolling interests	(496)	(425)
Proceeds from the sale of noncontrolling interests	13	37
Purchases of noncontrolling interests	(127)	(127)
Advances from managed care payers	342	—
Repayments of advances from managed care payers	(160)	—
Other items, net	(17)	13
Net cash used in financing activities	(3,313)	(718)
Net increase in cash and cash equivalents	2,866	196
Cash and cash equivalents at beginning of period	1,228	858
Cash and cash equivalents at end of period	$4,094	$1,054
Supplemental disclosures:
Interest paid, net of capitalized interest	$(555)	$(589)
Income tax payments, net	$(308)	$(212)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2024	2023	2024	2023
Net operating revenues:
Ambulatory Care	$1,139	$941	$3,275	$2,788
Hospital Operations and Services	3,983	4,125	12,318	12,381
Total	$5,122	$5,066	$15,593	$15,169

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$61	$50	$175	$149
Hospital Operations and Services	1	1	7	6
Total	$62	$51	$182	$155

Adjusted EBITDA:
Ambulatory Care	$439	$370	$1,280	$1,080
Hospital Operations and Services	539	484	1,667	1,449
Total	$978	$854	$2,947	$2,529

Adjusted EBITDA margins:
Ambulatory Care	38.5%	39.3%	39.1%	38.7%
Hospital Operations and Services	13.5%	11.7%	13.5%	11.7%
Total	19.1%	16.9%	18.9%	16.7%

Capital expenditures:
Ambulatory Care	$28	$20	$65	$58
Hospital Operations and Services	188	156	536	485
Total	$216	$176	$601	$543

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$472	$101	$2,882	$367
Less:
Impairment and restructuring charges, and acquisition-related costs	(19)	(47)	(75)	(84)
Litigation and investigation costs	(9)	(14)	(18)	(28)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	348	(1)	2,906	12
Loss from early extinguishment of debt	—	—	(8)	(11)
Tax and noncontrolling interests impact of above items	(130)	10	(755)	17
Adjusted net income available to common shareholders	$282	$153	$832	$461

Diluted earnings per share	$4.89	$0.94	$29.27	$3.41
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.20)	(0.45)	(0.76)	(0.80)
Litigation and investigation costs	(0.09)	(0.13)	(0.19)	(0.27)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	3.60	(0.01)	29.50	0.12
Loss from early extinguishment of debt	—	—	(0.08)	(0.10)
Tax and noncontrolling interests impact of above items	(1.35)	0.09	(7.67)	0.16
Adjusted diluted earnings per share	$2.93	$1.44	$8.47	$4.30

Weighted average basic shares outstanding (in thousands)	95,665	101,544	97,505	101,869
Weighted average dilutive shares outstanding (in thousands)	96,652	104,425	98,518	105,021

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2024	2023	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$472	$101	$2,882	$367
Less:
Net income available to noncontrolling interests	(209)	(165)	(610)	(488)
Net income	681	266	3,492	855
Income tax expense	(241)	(79)	(1,101)	(243)
Loss from early extinguishment of debt	—	—	(8)	(11)
Other non-operating income, net	35	4	89	8
Interest expense	(202)	(227)	(623)	(674)
Operating income	1,089	568	5,135	1,775
Litigation and investigation costs	(9)	(14)	(18)	(28)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	348	(1)	2,906	12
Impairment and restructuring charges, and acquisition-related costs	(19)	(47)	(75)	(84)
Depreciation and amortization	(209)	(224)	(625)	(654)
Adjusted EBITDA	$978	$854	$2,947	$2,529

Net operating revenues	$5,122	$5,066	$15,593	$15,169

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	9.2%	2.0%	18.5%	2.4%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	19.1%	16.9%	18.9%	16.7%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2024
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$1,045	$2,378
Purchases of property and equipment	(216)	(601)
Free cash flow	$829	$1,777

Net cash provided by investing activities	$667	$3,801
Net cash used in financing activities	$(498)	$(3,313)

Net cash provided by operating activities	$1,045	$2,378
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(55)	(119)
Adjusted net cash provided by operating activities	1,100	2,497
Purchases of property and equipment	(216)	(601)
Adjusted free cash flow	$884	$1,896

	2023
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$503	$1,550
Purchases of property and equipment	(176)	(543)
Free cash flow	$327	$1,007

Net cash used in investing activities	$(169)	$(636)
Net cash used in financing activities	$(214)	$(718)

Net cash provided by operating activities	$503	$1,550
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(27)	(105)
Adjusted net cash provided by operating activities	530	1,655
Purchases of property and equipment	(176)	(543)
Adjusted free cash flow	$354	$1,112

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Fourth Quarter 2024		FY 2024
(Dollars in millions, except per share amounts)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$211	$311	$3,093	$3,193
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(57)	(7)	(150)	(100)
Net gains on sales, consolidation and deconsolidation of facilities(2)	—	—	2,906	2,906
Loss from early extinguishment of debt(2)	—	—	(8)	(8)
Tax and noncontrolling interests impact of above items	10	—	(745)	(755)
Adjusted net income available to common shareholders	$258	$318	$1,090	$1,150

Diluted earnings per share	$2.20	$3.24	$31.56	$32.58
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.59)	(0.07)	(1.53)	(1.02)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	29.65	29.65
Loss from early extinguishment of debt	—	—	(0.08)	(0.08)
Tax and noncontrolling interests impact of above items	0.10	—	(7.60)	(7.70)
Adjusted diluted earnings per share	$2.69	$3.31	$11.12	$11.73

Weighted average basic shares outstanding (in thousands)	95,000	95,000	97,000	97,000
Weighted average dilutive shares outstanding (in thousands)	96,000	96,000	98,000	98,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	Fourth Quarter 2024		FY 2024
(Dollars in millions)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$211	$311	$3,093	$3,193
Less:
Net income available to noncontrolling interests	(225)	(245)	(835)	(855)
Income tax expense	(84)	(114)	(1,185)	(1,215)
Interest expense	(207)	(197)	(830)	(820)
Loss from early extinguishment of debt(2)	—	—	(8)	(8)
Other non-operating income, net	26	36	115	125
Net gains on sales, consolidation and deconsolidation of facilities(2)	—	—	2,906	2,906
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(57)	(7)	(150)	(100)
Depreciation and amortization	(195)	(215)	(820)	(840)
Adjusted EBITDA	$953	$1,053	$3,900	$4,000

Net income available to Tenet Healthcare Corporation common shareholders	$211	$311	$3,093	$3,193
Net operating revenues	$5,007	$5,207	$20,600	$20,800
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	4.2%	6.0%	15.0%	15.4%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	19.0%	20.2%	18.9%	19.2%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2024
(Dollars in millions)	Low	High
Net cash provided by operating activities	$1,775	$2,125
Purchases of property and equipment	(800)	(900)
Free cash flow	$975	$1,225

Net cash provided by operating activities	$1,775	$2,125
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(175)	(125)
Adjusted net cash provided by operating activities	1,950	2,250
Purchases of property and equipment	(800)	(900)
Adjusted free cash flow(2)	$1,150	$1,350

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.